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                                                                   Exhibit 10.15




                              EMPLOYMENT AGREEMENT
                    BIODELIVERY SCIENCES INTERNATIONAL, INC.

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 29th day of March, 2002, by and between BioDelivery Sciences International, Inc., an Indiana corporation, (the "Company") and Francis E. O'Donnell, MD ("Employee").

                                R E C I T A L S:

         WHEREAS, the Company is engaged in the business of developing and commercializing proprietary and patented cochleate delivery technology;

         WHEREAS, the Company wishes to enter into this Employment Agreement with Employee, to set forth and govern the terms, conditions and duties of employment of Employee with the Company; and

         WHEREAS, the Company and the Employee are desirous of setting forth in this definitive Employment Agreement their respective rights and obligations with respect to Employee's employment with the Company.

         NOW, THEREFORE, in consideration of the mutual promises in this Agreement and for additional good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the Company and the Employee agree as follows:

         1. EMPLOYMENT AND TERM. On the terms and subject to the conditions of this Agreement, the Company agrees to employ the Employee and the Employee accepts such employment. This Agreement shall commence on the date hereof (the "Commencement Date") and shall continue in effect for a period of three years from the date hereof. This Agreement shall terminate at the end of said three-year period (the "Termination Date") unless earlier terminated pursuant to Paragraph 6 below.

         2. DUTIES. Beginning on the Commencement Date, Employee will be employed by the Company to perform the duties as interim President and Chief Executive Officer. During the term, Employee shall perform his duties and responsibilities under this Agreement on a full-time basis. During the term of this Agreement, Employee shall not be employed with any other entity. However, Employee may serve as a director of other entities and may provide services associated with his personal investments, provided such activities do not interfere with the performance of his duties under this Agreement.

         3. COMPENSATION. During the Term of this Agreement, as compensation for Employee performing the Duties, the Company shall pay Employee the compensation, as set forth on Exhibit "A" which is attached hereto, incorporated herein and made a part hereof ("Compensation").

         4. TERMINATION OF EMPLOYMENT. The term of this Agreement is two (2) years; provided, however, that the Company may terminate this Agreement upon 30 days' written notice or upon the selection of a permanent President and Chief Executive Officer.
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         5. NON-COMPETITION. Simultaneously with his execution of this
Agreement, Employee shall execute a Covenant Not to Compete Agreement with the Company, as set forth on Exhibit "B" which is attached hereto, incorporated herein and made a part hereof.

         6. CONFIDENTIALITY/WAIVER OF INTEREST. Simultaneously with the execution of this Agreement, Employee shall execute a Confidentiality/Waiver of Interest Agreement with the Company, as set forth on Exhibit "C" which is attached hereto, incorporated herein and made a part hereof and which shall be effective from the date of execution.

         7. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered or mailed by certified mail, return receipt required, to the recipient at the address indicated below:

         TO THE COMPANY:                                               TO THE EMPLOYEE:
         BioDelivery Sciences International, Inc.                      Francis E. O'Donnell, MD
         Two Huntington Quadrangle                                     709 The Hamptons Lane
         Melville, New York 11747                                      Town & Country, MO 63017

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         8. SEVERABILITY. In the event that any provision of this Agreement shall be held to be unreasonable, invalid, or unenforceable for any reason whatsoever, the parties agree that: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect; and (ii) any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable, and such provision, as so modified, shall be valid and binding as though the invalid, unreasonable, or unenforceable portion thereof had not been included therein.

         9. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes and preempts any prior understandings, agreements or representations between Employee and the Company regarding the employment of Employee.

         10. COUNTERPARTS. This Agreement may be simultaneously executed in two counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

         11. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri.

         12. ATTORNEY'S FEES. In the event that either party to this Agreement shall be forced to retain the services of any attorney to enforce any of the provisions hereof, then the prevailing party in any ensuing litigation shall be entitled to recover from the non-prevailing party the prevailing party's reasonable attorney's fees, court costs or other expenses of litigation, whether incurred at trial or upon appeal.
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         13. AMENDMENTS/WAIVERS. This Agreement may only be modified, amended, or waived by a writing duly authorized and executed by all parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

           THE COMPANY:                                    EMPLOYEE:
BioDelivery Sciences International, Inc.


By:    /s/ James A. McNulty                         /s/ Francis E. O'Donnell
    ---------------------------                 --------------------------------
    James A. McNulty  Its  CFO                          Francis E. O'Donnell
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                                   EXHIBIT "A"

                              EMPLOYMENT AGREEMENT
                BETWEEN BIODELIVERY SCIENCES INTERNATIONAL, INC.
                                       AND
                            FRANCIS E. O'DONNELL, MD

         In accordance with Paragraph 3, Employee shall be paid the following Compensation payable as set forth below:

         1.       $48,000 annual base salary, payable monthly.